As filed with the Securities and Exchange Commission on July 22, 2016

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOMPKINS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK

(State or other jurisdiction of incorporation or organization)

16-1482357

(I.R.S. Employer Identification No.)

The Commons, P.O. Box 460

Ithaca, New York 14851

(Address of Principal Executive Offices)    (Zip Code)

2009 EQUITY PLAN

(Full title of the plan)

Francis M. Fetsko	with a copy to:
Executive Vice President, CFO & COO	Alyssa H. Fontaine, Esq., General Counsel
Tompkins Financial Corporation	Tompkins Financial Corporation
The Commons, P.O. Box 460	121 E. Seneca Street
Ithaca, New York 14851	Ithaca, New York 14850
(607) 274-7685

(Name and Address of Agent For Service)

(607) 273-3210

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.10 par value	700,000	$69.27	$48,489,000	$4,882.84
(1)	The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the 2009 Equity Plan.
(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the NYSE-MKT LLC on July 21, 2016.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-160738) filed with the Securities and Exchange Commission on July 22, 2009, is being filed by the Registrant solely to register an additional 700,000 shares for issuance under the Tompkins Financial Corporation 2009 Equity Plan, as amended through the date hereof. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.

Exhibits.

The following exhibits are filed with this Registration Statement:

5	Opinion of Harris Beach PLLC
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Harris Beach PLLC (included in Exhibit 5)
24	Power of Attorney (included at pages II-2 and II-3)
99.1	Tompkins Financial Corporation 2009 Equity Plan (incorporated herein by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (No. 333-160738), filed on July 22, 2009)
99.2	Amendment No. 1 to Tompkins Financial Corporation 2009 Equity Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 1, 2016)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ithaca, state of New York, on this 20th day of July, 2016.

TOMPKINS FINANCIAL CORPORATION

By:	/s/ Francis M. Fetsko
Francis M. Fetsko
Executive Vice President, Chief Financial Officer and Chief Operating Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Stephen S. Romaine and Francis M. Fetsko and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated:

Name	Capacity	Date

/s/ Thomas R. Rochon	Chairman of the Board	July 20, 2016
Thomas R. Rochon

/s/ Stephen S. Romaine	President and Chief Executive Officer, Director (Principal Executive Officer)	July 20, 2016
Stephen S. Romaine

/s/ James W. Fulmer	Vice Chairman, Director	July 20, 2016
James W. Fulmer

/s/ Francis M. Fetsko	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 20, 2016
Francis M. Fetsko

/s/ John E. Alexander	Director	July 20, 2016
John E. Alexander

/s/ Paul J. Battaglia	Director	July 20, 2016
Paul J. Battaglia

/s/ Daniel J. Fessenden	Director	July 20, 2016
Daniel J. Fessenden

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/s/ Carl E. Haynes	Director	July 20, 2016
Carl E. Haynes

/s/ Susan A. Henry	Director	July 20, 2016
Susan A. Henry

/s/ Patricia A. Johnson	Director	July 20, 2016
Patricia A. Johnson

/s/ Frank C. Milewski	Director	July 20, 2016
Frank C. Milewski

/s/ Sandra A. Parker	Director	July 20, 2016
Sandra A. Parker

/s/ Michael H. Spain	Director	July 20, 2016
Michael H. Spain

/s/ Alfred J. Weber	Director	July 20, 2016
Alfred J. Weber

/s/ Craig Yunker	Director	July 20, 2016
Craig Yunker

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EXHIBIT INDEX

5	Opinion of Harris Beach PLLC
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Harris Beach PLLC (included in Exhibit 5)
24	Power of Attorney (included at pages II-2 and II-3)
99	Tompkins Financial Corporation 2009 Equity Plan (incorporated herein by reference to Exhibit 99 to the Registrant’s Registration Statement on Form S-8 (No. 333-160738), filed on July 22, 2009)
99.1	Amendment No. 1 to Tompkins Financial Corporation 2009 Equity Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement filed on April 1, 2016)